Exhibit 99.1

Cell Therapeutics Provides Monthly Information at Request of CONSOB

Seattle, November 27, 2013 - Cell Therapeutics, Inc. (the “Company,” “CTI” or “CTI Parent Company”) (NASDAQ: CTIC and MTA: CTIC) is providing the information herein pursuant to a request from the Italian securities regulatory authority, CONSOB, pursuant to Article 114, Section 5 of the Italian Legislative Decree no. 58/98, that the Company issue at the end of each month a press release providing a monthly update of certain information relating to the Company’s financial situation. However, the Company also directs its Italian shareholders to the Italian language section of its website at www.celltherapeutics.com/italiano, where more complete information about the Company and its products and operations, including press releases issued by the Company, as well as the Company’s U.S. Securities and Exchange (“SEC”), can be found. The information provided below is qualified in its entirety by reference to such information. Please note that all the information disclosed in this press release primarily refers to the period October 1, 2013 through October 31, 2013, except as otherwise expressly noted.

A) Provisional Estimated Net Financial Position of CTI Parent Company and CTI Consolidated Group, presenting the current and non-current components separately

Provisional Estimated Net Financial Position of CTI Parent Company

The following table reports the estimated and unaudited net financial standing of CTI Parent Company as of October 31, 2013, including a separate indication of the total estimated financial needs, regarding debt expiring less than 12 months ahead (current portion).

Estimated Net Financial Standing	October 31, 2013
(in USD thousands)
Cash and cash equivalents	18,603
Long-term obligations, current portion	(393)
Long-term debt, current portion	(1,216)
Estimated net financial standing, current portion	16,994
Long-term obligations, less current portion	(5,703)
Long-term debt, less current portion	(7,172)
Net financial standing, less current portion	(12,875)
Estimated net financial standing	4,119

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The total estimated and unaudited net financial standing of CTI Parent Company as of October 31, 2013, was $4.1 million.

Provisional Estimated Net Financial Position of CTI Consolidated Group

The following table reports the estimated and unaudited net financial standing of CTI Consolidated Group as of October 31, 2013, including a separate indication of the total estimated financial needs, regarding debts expiring less than 12 months ahead (current portion).

Estimated Net Financial Standing	October 31, 2013
(in USD thousands)
Cash and cash equivalents	20,546
Long-term obligations, current portion	(393)
Long-term debt, current portion	(1,216)
Estimated net financial standing, current portion	18,937
Long-term obligations, less current portion	(5,710)
Long-term debt, less current portion	(7,172)
Net financial standing, less current portion	(12,882)
Estimated net financial standing	6,055

The total estimated and unaudited net financial standing of CTI Consolidated Group as of October 31, 2013, was $6.1 million.

B) Due payables, recorded by category (financial, trade, tax, social security and amounts due to employees) and any associated actions by creditors (solicitations, injunctions, suspended deliveries, etc.) as of October 31, 2013

CTI Parent Company trade payables outstanding for greater than 30 days were approximately $6.3 million as of October 31, 2013.

CTI Consolidated Group trade payables outstanding for greater than 30 days were approximately $8.1 million as of October 31, 2013.

During October 2013, there were solicitations for payment only within the ordinary course of business and there were no injunctions or suspensions of supply relationships that affected the course of normal business.

As of October 31, 2013, there were no amounts due of a financial or tax nature, or amounts due to social security institutions or to employees.

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C) Disclosures on related-party transactions

During October 2013, there were no transactions with related parties other than those included in the table below and transactions between entities within CTI Consolidated Group. Intercompany transactions are considered ordinary operating activities and are eliminated in consolidation. During October 2013, there were no atypical or unusual intercompany transactions between entities within CTI Consolidated Group to report. The following table reports related-party transactions including key management personnel compensation for their service to the applicable entity within CTI Consolidated Group as of October 31, 2013 and for the one-month ended October 31, 2013:

	As of October 31, 2013		1-month ended October 31, 2013
	Assets	Liabilities	Revenues	Operating Expenses
Transactions with related parties (as a percentage of the applicable category for CTI Consolidated Group)	—	—	—	4.3%

D) Information about the number of shares issued

During the month of October 2013, the Company’s common stock, no par value (the “Common Stock”), outstanding decreased by 21,051 shares. Consequently, the number of issued and outstanding shares of Common Stock as of October 31, 2013 was 129,844,818.

About Cell Therapeutics, Inc.

Cell Therapeutics, Inc. (NASDAQ and MTA: CTIC) is a biopharmaceutical company committed to the development and commercialization of an integrated portfolio of oncology products aimed at making cancer more treatable. CTI is headquartered in Seattle, WA. For additional information and to sign up for email alerts and get RSS feeds, please visit www.CellTherapeutics.com.

www.CellTherapeutics.com

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading price of CTI’s securities. Such statements include, but are not limited to, statements regarding estimated and unaudited monthly financial statements and the development of CTI in general. Risks that contribute to the uncertain nature of the forward-looking statements include, among others, risks associated with the biopharmaceutical industry in general and with CTI and its product and product candidate portfolio in particular including, among others, risks associated with the following: that CTI cannot predict or guarantee the pace or geography of enrollment of its clinical trials; that CTI cannot predict or guarantee the outcome of preclinical and clinical studies; that CTI may not obtain reimbursement for PIXUVRI in certain markets in the E.U. as planned or at all; that the conditional marketing authorization for PIXUVRI may not be renewed or may be subject to additional conditions; that the second Phase 3 clinical trial of pacritinib will not occur as planned or at all; that CTI may not obtain favorable determinations by other regulatory, patent and administrative governmental authorities; that CTI may experience delays in the commencement of preclinical and clinical studies; risks related to the costs of developing, producing and selling PIXUVRI, pacritinib, and CTI’s other product candidates; and other risks, including, without limitation, competitive factors, technological developments, that the Company’s operating expenses continue to exceed its net revenues, that the Company may not be able to sustain its current cost controls or further reduce its operating expenses, that CTI may not achieve previously announced goals and objectives as or when projected, that the Company’s average net operating burn rate may increase, and that the Company will continue to need to raise capital to fund its operating expenses, but may not be able to raise sufficient amounts to fund its continued operation, as well as other risks listed or described from time to time in the Company’s most recent filings with the SEC on Forms 10-K, 10-Q and 8-K. Except as required by law, the Company does not intend to update any of the statements in this press release upon further developments.

Contacts:
Cell Therapeutics, Inc. Monique Greer +1 206.272.4343 mgreer@ctiseattle.com Ed Bell +1 206.282.7100 ebell@ctiseattle.com	CTI Life Sciences Limited, Milan Branch Laura Villa +39 02 89659706 lvilla@cti-lifesciences.com CTI_EUInvestors@CTI-Lifesciences.com

www.CellTherapeutics.com